As filed with the Securities and Exchange Commission on June 24, 1996
                                              Registration No.________

__________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

                                          Washington, D.C. 20549




_______________________

                                                 FORM S-8
                                          REGISTRATION STATEMENT
                                                   UNDER
                                        THE SECURITIES ACT OF 1933

                                        AID AUTO STORES, INC.
                      (Exact name of registrant as specified in its charter)

           DELAWARE
(State or other jurisdiction of
incorporation or organization)

          11-2254654
(I.R.S. Employer
Identification No.)

                                 275 Grand Boulevard
                                Westbury, New York                 11590-0281
                        (Address of Principal Executive Offices)   (zip code)

                       AID AUTO STORES, INC. 1995 STOCK OPTION PLAN
(Full title of the plan)

Philip L. Stephen
AID AUTO STORES, INC.
275 Grand Boulevard
                      Westbury, New York 11590-0281
(Name and address of agent for service)

                                         (516) 338-7889
(Telephone number, including area code, of agent for service)

                                                - copy to -

                                          Gary T. Moomjian, Esq.
                                             Breslow & Walker
                                             875 Third Avenue
                                         New York, New York 10022
                                              (212) 832-1930
           CALCULATION OF REGISTRATION FEE
                                    Proposed         Proposed
Title of                            maximum          maximum
securities to        Amount to be   offering price   aggregate    Amount of
be registered        registered(1)  per share        offering    registration
                                                     price          fee
Common Stock, par
value $.001 per share   171,500      $4.125(2)     $707,437.50(2)  $243.94
Common Stock, par
value $.001 per share   125,000(3)   $4.00         $500,000.00     $172.41
Common Stock, par
value $.001 per share    22,500(4)   $5.00         $112,500.00      $38.79
Common Stock, par
value $.001 per share    50,000(5)   $4.13         $206,500.00      $71.21
Common Stock, par
value $.001 per share    31,000(6)   $4.50         $139,500.00      $48.10
Total Registration Fee . . . . . . . . . . . . . . . . . . . . . . $574.45

(1)In addition to this amount, such additional shares as may be issuable in accordance with the terms of the Aid Auto Store, Inc. 1995 Stock Option Plan (the "Plan") as stock dividends or in the event of a stock split, reorganization, merger, recapitalization or similar event affecting the 400,000 shares being registered.

(2) Estimated solely for the purpose of calculating the registration fee, and based on the average of the closing bid and asked price of the Common Stock on June 20, 1996 as reported by the NASDAQ National Market System, in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

(3)Represents two five year incentive stock options for 50,000 shares of Common Stock each, and one five year incentive stock option for 25,000 shares of Common Stock, each of which has been granted to an executive officer of the Registrant.

(4)Represents three nonstatutory stock options each for 7,500 shares of Common Stock, each of which has been granted to a director of the Registrant.

(5)Represents a five year incentive stock option for 50,000 shares of Common Stock granted to an executive officer of the Registrant.

(6)Represents eight five year incentive stock options each for 2,000 shares of Common Stock, each of which has been granted to an employee of the Registrant, and three non-statutory stock options each for 5,000 shares of Common Stock, each of which has been granted to a director of the Registrant.


                                           PART I



                    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.

              To be distributed to participants in Registrant's 1995 Stock Option Plan.

Item 2.       Registrant Information and Employee Plan Annual Information.

              To be distributed to participants in Registrant's 1995 Stock Option Plan.

                                           PART II


                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Incorporation of Documents by Reference.

              The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

      (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, which contains audited financial statements for the Registrant's latest fiscal year.

      (b) Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1996.

      (c) The Registration Statement on Form SB-2 (Reg. No. 33-89190) and post effective amendments thereto contain a description of the Common Stock of the Registrant, par value $.001 per share (the "Common Stock"), registered under 12(g) of the Securities Exchange Act of 1934.

       All other documents subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and are a part hereof from the date of filing such documents.

       The aforementioned documents are available without charge to each Plan participant, by written or oral request of such person to Philip L. Stephen, President and Chief Executive Officer, Aid Auto Stores, Inc., 275 Grand Boulevard, Westbury, New York 11590-0281,telephone number (516) 338-7889.


Item 4.       Description of Securities.

              Not applicable.


Item 5.       Interests of Named Experts and Counsel.

The consolidated financial statements of the Registrant as of December 31, 1995 and 1994 and for each of the years in the two year period ended December 31, 1995 incorporated by reference herein and elsewhere in the Registration Statement have been incorporated by reference in the Registration Statement in reliance upon the report of Grant Thornton LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as an expert in accounting and auditing.

The consolidated financial statements of the Registrant for the year ended December 31, 1993 incorporated by reference herein and elsewhere in the
 Registration Statement have been incorporated by reference in the Registration Statement in reliance upon the report of Lazar, Levine & Company LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as an expert in accounting and auditing.

The legality of the shares of Common Stock offered hereunder will be passed upon for the Registrant by Breslow & Walker.


Item 6.       Indemnification of Directors and Officers.

Paragraph NINTH of the Registrant's Certificate of Incorporation contains provisions with respect to certain indemnifications of its directors and officers. The Certificate of Incorporation incorporates Section 145 of the Delaware General Corporation Law, as the
same pertains to (1) authorization for indemnifications of directors and officers, (2) nonexclusivity of indemnification provisions, (3) payment of indemnification, and (4) indemnification insurance for officers and directors of the Registrant.

In addition, Section 3 of the Plan contains provisions which provide for certain indemnification of the members of the Board of Directors administering the Plan.


Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits.


INDEX TO EXHIBITS

                                                                Sequentially
                                                                Numbered Page
Exhibit              Description                                Where Located

4(a)                 Aid Auto Stores, Inc. 1995 Stock Option                   9
                     Plan, as amended

4(b)                 Present form of Incentive Stock Option                   16
                     Agreement

4(c)                 Present form of Non-Incentive Stock                      22
                     Option Agreement

4(d)                 Restated Certificate of                                  --
                     Incorporation, as amended*

4(e)                 By-Laws, as amended*                                     --

5                    Opinion of Messrs. Breslow & Walker,                     28
                     as to the legality of the securities
                     being registered

23(a)                Consent of Independent Certified Public                  29
                     Accountants

23(b)                Consent of Independent Certified Public                  30
                     Accountants

23(c)                Reference is made to Exhibit 5 with                      --
                     respect to the Consent of Messrs.
                     Breslow & Walker

_______________

*Incorporated by reference to the Registrant's Registration Statement on Form
 SB-2 (Reg. No. 33-89190).

Item 9.       Undertakings.

              A.     Rule 415 offering.

              The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              B. Filings incorporating subsequent Exchange Act documents by reference.

              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (as amended, the "Act"), each filing of the Registrant's annual report pursuant to Section
 13(a) or 15(d) of the Securities Exchange Act of
1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              C.     Filing of registration statement on Form S-8.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
 Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hempstead and State of New York, on
this 20th day of June, 1996.

                                                 AID AUTO STORES, INC.


                                   By:     /s/ Philip L. Stephen
                                           Philip L. Stephen, President
                                           and Chief Executive Officer
                                           (principal executive officer)


                                   By:     /s/ Frank Mangano
                                           Frank Mangano, Chief
                                           Financial Officer (principal
                                           financial and accounting officer)


Pursuant to the requirements of the Securities Act of 1933, this Registration
 Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                              Date


/s/ Philip L. Stephen       Director                             June 20, 1996
Philip L. Stephen

/s/ Greg M. Stephen         Director                             June 20, 1996
Greg M. Stephen

/s/ Lewis R. Cowan          Director                             June 20, 1996
Lewis R. Cowan

                            Director                             June __, 1996
Ira Scott Greenspan

/s/ Leonard Genovese        Director                             June 20, 1996
Leonard Genovese

/s/ Werner S. Neuburger     Director                             June 20, 1996
Werner S. Neuburger
                                                             Exhibit 4(a)

AID AUTO STORES, INC.

1995 STOCK OPTION PLAN


1.     Purpose of Plan

       The purpose of this 1995 Stock Option Plan (the "Plan") is to further the growth and development of Aid Auto Stores, Inc. (the "Company") by encouraging and enabling employees, including officers and directors of, and consultants and advisors to, the Company to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the growth, efficiency and profitability of the Company and affording the Company a means of attracting to its service persons of outstanding quality.

2.     Shares of Stock Subject to the Plan

       Subject to the provisions of Section 12 hereof, an aggregate of 400,000 shares of the common stock, $.001 par value, of the Company ("Common Stock") shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan. Such shares may be, in whole or in part, as the Board of Directors of the company ("Board of Directors") shall from time to time determine, authorized but unissued shares or issued shares which have been reacquired by the Company. If, for any reason, an option shall lapse, expire or terminate without having been exercised in full, the unpurchased shares underlying these options shall (unless the Plan shall have been terminated) again be available for the purpose of the Plan.

3.     Administration

(a) The Board of Directors shall administer the Plan and, subject to the provisions of the Plan, shall have authority in its discretion to determine and designate from time to time, those persons eligible for a grant of options under the Plan, those persons to whom options are to be granted ("Optionee"), the purchase price of the shares covered by each option, the time or times at which options shall be granted, and the manner in which said options are exercisable. In making such determination, the Board of Directors may take into account the nature of the services rendered by the respective persons, their present and potential contributions to the Company's success and such other factors as the Board of Directors in its sole discretion shall deem relevant. Subject to the express provisions of the Plan, the Board of Directors shall also have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the instruments by which options shall be evidenced which shall not be inconsistent with the terms of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

       (b) The Board of Directors may, in its discretion, in accordance with the provisionsof the Company's By-Laws, appoint from among its members a Stock Option Plan Committee (the "Committee"). Such Committee shall be composed of two or more directors and shall have and may exercise any and all of the powers relating to the administration of the Plan and the grant of options hereunder as are set forth above in Section 3(a), as the Board of Directors shall confer and delegate. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge, such Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such time and at such places as it shall deem advisable. A majority of such Committee shall constitute a quorum and keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding. No director or member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

4.     Persons To Whom Shares May be Granted

       Options may be granted to persons who are, at the time of the grant, employees, including officers, or directors of, or consultants or advisors to, the Company or any subsidiary corporation (as defined in Section 425 of the Internal Revenue Code of 1986 (as amended the "Code"), and herein referred to as "Subsidiary"), including part-time employees, as the Board of Directors (or Committee) shall elect from time to time from among those nominated by the Board of Directors (or Committee). In addition for purposes of this Plan, options may only be granted to those consultants and advisors who shall render bona fide services to the Company and such services must not be in connection with the offer or sale of securities in a capital raising transaction. Subject to the provisions hereinafter set forth, options granted under the Plan shall be designated either (i) "Incentive Stock Options" (which term, as used herein, shall mean options intended to be "incentive stock options" within the meaning of Section 422 of the Code) or (ii) "Non-Incentive Stock Options" (which term, as used herein, shall mean options not intended to be "incentive stock options" within the meaning of
 Section 422 of the Code). Each option granted to a person who is a director of, or a Consultant or advisor to, the Company or a Subsidiary on the date of the grant shall be designated a Non-Incentive Stock Option.

       The Board of Directors (or Committee) may grant, at any time, new options to a person who has previously received options whether such prior options are still outstanding, have previously been exercised in whole or in part, have expired, or are cancelled in connection with the issuance of new options The purchase price of the new options may be established by the Board of Directors (or Committee) without regard to the existing option price.

       Notwithstanding any other provisions contained herein, with respect to Incentive Stock Options, no Incentive Stock Options may be granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

5.     Option Price

       (a) The purchase price of the Common Stock underlying each option shall be determined by the Board of Directors (or Committee), which determination shall be final, binding and conclusive; provided, however, that in no event shall the purchase price of Incentive Stock Options be less than 100% of the fair market value of the Common Stock on the date the option is granted. The purchase price for Non-Incentive Stock Options may be less than 100% of the fair market value of the Common Stock on the date the option is granted. In determining such fair market value, the Board of Directors
(or Committee) shall consider (i) the average between the highest and lowest selling prices of the Common Stock on the date on which the option is granted (if such Common Stock is listed on a national securities exchange); (ii) the closing bid prices as quoted by the National Quotation Bureau or a recognized dealer in the Common Stock on the date of grant (if such Common Stock is not listed on such an exchange); and (iii) such other factors as the Board of Directors (or Committee) shall deem appropriate or which may be relevant under applicable federal tax laws and Internal Revenue Service rules and regulations. For purposes of the Plan, the date of grant of an option shall be the date on which the Board of Directors (or Committee) shall by resolution duly authorize such option.

       (b) Notwithstanding any other provisions contained herein, with respect to Incentive Stock Options, the aggregate fair market value (as defined above), determined at the time the Incentive Stock Options are granted, of the common stock with respect to which such Incentive
Stock Options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. Non-Incentive Stock Options shall not be subject to the limitations of this paragraph 5(b).

6.     Exercise of Options

      (a) Subject to the provisions set forth in Sections 9, 10, 11 and 12 hereof, no option shall be exercisable unless the holder thereof shall have been an employee, including officer or director of the Company and/or a Subsidiary, from the date of the granting of the option until the date of exercise. This provision shall not be applicable to Non-Incentive Stock Options granted to consultants or advisors of the Company.

      (b) The number of shares which are issued pursuant to the exercise of an option shall be charged against the maximum limitations on shares set forth in Section 2 hereof.

      (c) The exercise of an option shall be made contingent upon receipt by the Company from the holder thereof of a written representation and acknowledgement, unless, in the opinion of counsel for the Company, the circumstances of the proposed transfer do not require such representation and acknowledgement, that at the time of such exercise it is his or her then present intention to acquire the option shares for investment and not with a view to distribution or resale thereof, that he or she knows that the Company is not obligated to register the shares and that the shares may have to be held indefinitely unless an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), is available or the Company has registered the shares underlying the options and that the Company may place a legend on the certificate(s) evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Act.

       (d) Payment for such shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery to the Company of registered and transferrable shares of Common Stock having a Fair Market Value equal to such purchase price, (iv) by irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option, provided such shares are registered and transferrable, and to deliver promptly to the Company the amount of sale proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds less commissions and brokerage fees to the optionee or deliver the remaining shares of Common Stock to the Optionee, or (v) by any combination of the methods of payment described in (i) through (iv) above.

       (e) The holder of an option shall have none of the rights of a shareholder with respect to shares subject to the option until a certificate for such shares has been issued to him or her upon the due exercise of the option.

7.     Term of Options

       The period during which each option granted hereunder shall be exercisable shall be determined by the Board of Directors (or Committee); provided, however, that no option shallbe exercisable for a period exceeding ten (10) years from the date the options are granted.

8.     Non-Transferability of Options

       No option granted pursuant to this Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge or otherwise transferable except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and an option shall be exercisable during the lifetime of the holder thereof only by such holder.

9.     Termination of Services

       In the event that an employee, officer or director to whom an option has been granted under the Plan shall cease to be an employee, officer or director of the Company or a Subsidiary, by reason of a termination of such relationship other than by reason of death, disability or retirement at or after age 65, such holder may exercise such options prior to the expiration date of such options or within thirty (30) days after the date of termination, whichever is earlier, but only to the extent the holder had the right to exercise such options on the date of termination. So long as such holder of an option shall continue to be in the employ or continue to be a director, of the Company or one or more of its Subsidiaries, such holder's option shall not be affected by any change of duties or position. Absence on leave approved by the employing corporation shall not be considered an interruption of employment for any purpose under the Plan. The granting of an option in any year shall not give the holder of the option any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary to terminate such holder's employment or services at any time. Notwithstanding the foregoing, no option may be exercised after ten (10) years from the date of its grant.

10.    Retirement or Disability of Holder of Options

       If any employee, officer of director to whom an option has been granted under the Plan shall cease to be an employee, officer or director of the company or a Subsidiary, by reason of disability or retirement at or after age 65, such holder may exercise such option at any time prior to the expiration date of the option or within ninety (90) days (one year in the case of termination by reason of disability) after the date of termination for such cause whichever is earlier, but only to the extent such holder had the right to exercise such option on the date of termination. Notwithstanding the foregoing, no option may be exercised after ten (10) years from the date of its grant.

11.    Death of Holder of Option

       If any employee, officer or director to whom an option has been granted under the Plan shall cease to be an employee, officer or director of the Company or a Subsidiary by reason of death, or such holder of an option shall die within ninety (90) days after termination by reason of retirement at or after age 65, the option may be exercised by the person or persons to whom such optionee's rights under the option are transferred by will or by the laws of descent and distribution at any time (i) prior to the expiration date of the option, (ii) within six (6) months from the optionee's date or death, or (iii) within ninety (90) days after a personal representative of said optionee's estate as been appointed, whichever is earlier, but only to the extent such holder of the option had the right to exercise such option on the date of such death or termination. Notwithstanding the foregoing, no option may be exercised after ten (10) years from the date of its grant.

12.    Adjustments Upon Changes in Capitalization

       If the shares of Common Stock outstanding are changed in number, kind or reason of a stock split, combination, merger, consolidation, reorganization, reclassification, exchange or any capital adjustment, including a stock dividend, or if any distribution is made to shareholders other than a cash dividend, then
              (i) the aggregate number and class of shares that may be issued or transferred pursuant to Section 2,

              (ii) the number and class of shares which are payable under outstanding options, and

              (iii) the purchase price to be paid per share under outstanding Options, shall be adjusted as hereinafter provided.

       In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation any unexercised options theretofore granted under the Plan shall be deemed canceled unless the surviving corporation in any such merger, reorganization or consolidation elected to assume the options under the Plan or to issue substitute options in place thereof; provided however, that, notwithstanding the foregoing, if such options would otherwise be canceled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period ending on the fifth any prior to such liquidation, merger or consolidation, to exercise the option in whole or in part. Adjustments under this Section 12 shall be made in a proportionate and equitable manner by the Board of Directors
(or Committee), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In the event that a fraction of a share results from the foregoing adjustment, said fraction shall be eliminated and the price per share of the remaining shares subject to the option adjusted accordingly. The granting of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassification, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

13.    Vesting of Rights Under Options

       Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors (or Committee) or the shareholders of the Company shall constitute the vesting of any rights under any option. The vesting of such rights shall take place only when a written agreement shall be duly executed and delivered by and on behalf of the Company to the person to whom the option shall be granted,

14.    Rights as a Shareholder

       A holder of an option shall have no rights of a shareholder with respect to any shares covered by his or her option until the date of issuance of a stock certificate to him or her for such shares.

15.    Termination and Amendment

       The Board of Directors may, at any time, terminate or suspend this Plan or make such modifications or amendments thereto as it shall deem advisable; provided, however, that no termination, modification or amendment shall adversely affect the rights of a holder of an option previously granted under the Plan.


16.    Modification, Extension and Renewal of Options

       Subject to the terms and conditions and conditions within the limitations of the Plan, the Board of Directors (or Committee) may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an option shall, without the consent of the holder thereof, alter or impair any rights or obligations under any option theretofore granted under the Plan.

17.    Indemnification

       In addition to such other rights of indemnification as they may have as members of theBoard of Directors (or Committee), the members of the Board of Directors (or Committee) administering the Plan shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his or her duties, provided that within 60 days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

18.    Effective Date

       The Plan shall become effective as of February 15, 1995, subject to its approval by the majority of the holders of all outstanding shares of common stock of the Company entitled to vote thereon, The Plan shall terminate ten
(10) years from the above effective date and no option may be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted.

19.    Withholding

       As a condition to the exercise of any option, the Board of Directors (or Committee) may require that an Optionee satisfy, through withholding from other compensation or otherwise, the full amount of all federal, state and local income and other taxes required to be withheld in connection with such exercise.


20.    Governing Law

       The Plan shall be governed by the laws of New York.


                                                              Exhibit 4(b)

AID AUTO STORES, INC.

INCENTIVE STOCK OPTION AGREEMENT

TO:
       We are pleased to inform you ("Optionee") that by the determination of the Board of Directors of Aid Auto Stores, Inc. (the "Company"), an option to purchase shares of Common Stock, $.001 par value, of the Company (the "Common
 Stock"), at the price of $ ________ per share, has been granted to you this __ day of __________, 19__.

1.     Acceptance of Option Agreement
       Your execution of this Option Agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the option. Your obligation to purchase shares can arise only upon your exercise of the option in the manner set forth in Paragraph 3 hereof.

2.     Time of Exercise
       The option granted you hereunder may be exercised, on a cumulative basis, as to 1/3 of the total number of shares of Common Stock covered hereby one year from the date of grant of this option, an additional 1/3 two years from the date of grant and an additional 1/3 three years from the date of grant, until the expiration of the option; provided, however, this option may not be exercised as to less than 100 shares at any one time. This option expires at the end of five years from the date of grant whether or not it has been duly exercised, unless sooner terminated as provided in Paragraphs 6, 7 and 8 hereof.

3.     Method of Exercise
       This option shall be exercisable by written notice signed by you and delivered to the Company at its principal executive offices, attention of the President of the Company, signifying your election to exercise the option.
The notice must state the number of shares of Common Stock as to which your option is being exercised and must contain, unless in the opinion of counsel to the Company, the circumstances of the proposed transfer do not require such representation and acknowledgement, a representation and acknowledgement by you (in a form acceptable to the Company) that, among other things, such shares are being acquired by you for investment and not with a view to their distribution or resale, that the shares are not registered under the Securities Act of 1933, as amended, that the Company is not obligated to register the shares, that the shares may have to be held indefinitely unless an exemption from the registration requirements is available and that the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended.
       Payment for such shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery to the Company of registered and transferrable shares of Common Stock having a Fair Market Value equal to such purchase price, (iv) by irrevocable instructions to a broker to sellshares of Common Stock to be issued upon exercise of the Option, provided such shares are registered and transferrable, and to deliver promptly to the Company the amount of sale proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds less commissions and brokerage fees to the Optionee or deliver the remaining shares of Common Stock to the Optionee, or (v) by any combination of the methods of payment described in (i) through (iv) above.
       If notice of the exercise of this option is given by a person or persons other than you, the Company may require, as a condition to the exercise of the option, the submission to the Company of appropriate proof of the right of such person or persons to exercise the option.

4.     Issuance of Certificates Upon Exercise of Option

        Certificates representing the shares of Common Stock for which payment is made upon exercise of this option shall be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any stock exchange on which the Company's Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said Exchange. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this option, shall have none of the rights of a stockholder with respect to the shares subject to this option.

5.     Nature of Shares Issuable Upon Exercise of Option

       In the event the Company chooses not to register the shares underlying the options, the shares of Common Stock issuable upon exercise of this option will be unregistered and must be held indefinitely unless they are subsequently registered under the Securities Act of 1933 or an exemption from such registration, such as embodied in Rule 144, is available. Rule 144 under the Securities Act of 1933 permits, upon compliance with certain conditions, sales in limited amounts of shares of companies which are current in the filing of various required reports with the Securities and Exchange
Commission, which shares have been beneficially owned and fully paid for at least two years. The Company has not covenanted to file a registration statement under the Securities Act of 1933 covering the shares issuable upon exercise of this option nor to take such action as may be necessary to permit sales under Rule 144. You are advised to inquire of the chief financial officer of the Company whether a registration statement is in effect at any time that you may wish to sell any shares obtained from the exercise of this option.

6.     Termination of Employment
       If your employment with the Company (or a subsidiary thereof) is terminated for any reason other than by death, disability or retirement at or after age 65, you may exercise this option prior to the expiration date of this option or within thirty (30) days of the date of termination, whichever is earlier, but only to the extent this option was exercisable on the date of termination; provided, however, that such exercise occurs within five years of the date of grant of this option.

7.     Retirement or Disability
       If your employment with the Company (or a subsidiary thereof) is terminated by reason of your disability or retirement at or after age 65, you may exercise this option at any time prior to the expiration date of this option or within thirty (30) days from the date of termination due to retirement or within one year from the date of termination due to disability, whichever is earlier, but only to the extent this option was exercisable on the date of termination; provided, however, that such exercise occurs within five years from the date of grant of this option.

8.     Death
       If you die while employed by the Company (or a subsidiary thereof), or die within ninety (90) days after termination of your employment due to retirement at or after age 65, this option may be exercised by the person or persons to whom your rights under the option are transferred by will or by the laws of descent and distribution prior to the expiration date of this option, within six (6) months after the date of your death or within ninety
(90) days after the date that a personal representative of your estate is appointed, whichever is earlier, but only to the extent this option was exercisable on your date of death or of termination due to retirement at or after age 65; provided, however, that such exercise occurs no later than five years from the date of the grant of this option.

9.     Non-Transferability of Option

       This option shall not be transferable or assignable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employment Retirement Income Security Act or the rules thereunder, and may be exercised during your lifetime only by you.

10.    Adjustments upon Changes in Capitalization

       If at any time after the date of grant of this option, the Company shall, by stock dividend, stock split, combination, reclassification or exchange, or through merger or consolidation, or otherwise, change its shares of Common
Stock into a different number, kind or class of shares or other securities or property, then the number of shares covered by this option and the price of each such share shall be proportionately adjusted for any such change by the Board of Directors, whose determination shall be final, binding and conclusive. In the event of a liquidation of the Company, or a merger, acquisition, reorganization, or consolidation of the company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised options granted hereby shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation elects to assume the option granted hereby or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if the option granted hereby would otherwise be cancelled in accordance with the foregoing, you shall have the right, exercisable during a fifteen-day period ending at the time of such liquidation, acquisition, merger or consolidation, to exercise this option in whole or in part.Notice of any such liquidation, acquisition, merger or consolidation shall be given to the option holder prior to the commencement of the aforementioned fifteen day period, although failure to so give notice shall not constitute grounds to negate or delay any such liquidation, acquisition, merger or consolidation. Any fraction of a share resulting from the foregoing adjustments shall be eliminated and the price per share of the remaining shares subject to this option adjusted accordingly.

11.    Withholding

       The Company may require that Optionee satisfy, through withholding from other compensation or otherwise, the full amount of all federal, state and local income and other taxes required to be withheld in connection with such exercise.

                                                 AID AUTO STORES, INC.
                                                 By:

AGREED TO AND ACCEPTED, as of
the ___ day of

                                          Exhibit 4(c)
AID AUTO STORES, INC.
NON-INCENTIVE STOCK OPTION AGREEMENT
       We are pleased to notify you ("Optionee") that by the determination of the Board of Directors of Aid Auto Stores, Inc. (the "Company"), an option to purchase shares of the Common Stock, $.001 par value, of the Company (the "Common Stock"), at a price of $ _ per share, has been granted to you this __ day of __________, 19__.


1.     Acceptance of Option Agreement

       Your execution of this Option Agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the option. Your obligation to purchase shares can arise only upon your exercise of the option in the manner set forth in Paragraph 3 hereof.

2.     When Option May be Exercised

       The option granted to you hereunder may be exercised, at any time, until the expiration of the option; provided, however, that this option may not be exercised as to less than 10 shares at any one time. This option expires at the end of five years from the date of grant whether or not it has been duly exercised, unless sooner terminated as provided in paragraphs
6, 7 and 8 hereof.

3.     Method of Exercise

       This option shall be exercisable by written notice signed you and delivered to the company at its principal executive offices, attention of the President of the Company, signifying your election to exercise the option.
The notice must state the number of shares of Common Stock as to which your option is being exercised and must contain, unless in the opinion of counsel to the Company, the circumstances of the proposed transfer do not require such representation and acknowledgment, a representation and acknowledgment by you (in a form acceptable to the Company) that, among other things, such shares are being acquired by you for investment and not with a view to their distribution or resale, that the shares are not registered under the Securities Act of 1933, as amended, that the Company is not obligated to register the shares, that the shares may have to be held indefinitely unless an exemption from the registration requirements is available and that the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended.
       Payment for such shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery to the Company of registered and transferrable shares of Common Stock having a Fair Market Value equal to such purchase price, (iv) by irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the Option, provided such shares are registered and transferrable, and to deliver promptly to the Company the amount of sale proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds less commissions and brokerage fees to the Optionee or deliver the remaining shares of Common Stock to the Optionee, or (v) by any combination of the methods of payment described in (i) through (iv) above.
       If notice of the exercise of this option is given by a person or persons other than you, the Company may require, as a condition to the exercise of the option, the submission to the Company of appropriate proof of the right of such person or persons to exercise the option.

4.     Issuance of Certificates Upon Exercise of Option

       Certificates representing the shares of the Common Stock for which payment is made upon exercise of this option shall be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, the Securities Act of 1934, any stock exchange on which the Company's Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said Exchange. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this option, shall have none of the rights of a stockholder with respect to the shares subject to this option.

5.     Nature of Shares Issuable Upon Exercise of Option

       In the event the Company chooses not to register the shares underlying the options, the shares of Common Stock issuable upon exercise of this option will be unregistered and must be held indefinitely unless they are subsequently registered under the Securities Act of 1933 or an exemption from such registration, such as embodied in Rule 144, is available. Rule 144 under the Securities Act of 1933 permits, upon compliance with certain conditions, sales in limited amounts of shares of companies which are current in the filing of various required reports with the Securities and Exchange Commission, which shares have been beneficially owned and fully paid for at least 2 years. The Company has neither covenanted to file and cause to become effective a registration statement or notification under Regulation A under the Securities Act of 1933 covering the shares issuable upon exercise of this option nor to take such action as may be necessary to permit sales under Rule 144. You are advised to inquire of the chief financial officer of the Company whether a registration statement is in effect at any time that you may wish to sell any shares obtained from the exercise of this option.

6.     Termination of Services

       If you cease to be an employee, officer or director of the Company (or a subsidiary thereof) or otherwise cease to provide services to the Company (or a subsidiary) for any reason other than death, disability or retirement at or after age 65, you may exercise this option prior to the expiration date of this option or within thirty (30) days of the date of termination, whichever is earlier, but only to the extent this option was exercisable on the date of termination; provided, however that such exercise occurs within five years of the date of grant of this option.

7.     Retirement or Disability

       If you cease to be an employee, officer or director of the Company (or a subsidiary thereof) or otherwise cease to provide services to the Company (or a subsidiary) by reason ofyour disability or retirement at or after age 65, you may exercise this option prior to the expiration date of this option or within thirty (30) days from the date of termination due to retirement or within one year from the date of termination due to disability, whichever is earlier, but only to the extent this option was exercisable on the date of termination; provided, however, that such exercise occurs within five years from the date of grant of this option.

8.     Death

       If you cease to be an employee, officer or director of the Company (or a subsidiary thereof) or otherwise cease to provide services to the Company (or a subsidiary thereof) by reason of death or you die within ninety (90) days after termination of your employment with, or provision of services to, the Company due to retirement at or after age 65, this option may be exercised by the person or persons to whom your rights under the option are transferred by will or by the laws of descent and distribution prior to the expiration date of the option, within six months after your death or within ninety (90) days after the date that a personal representative of your estate is appointed, whichever is earlier, but only to the extent this option was exercisable on your date of death or of termination due to retirement at or after age 65; provided, however, that such exercise occurs no later than five years from the date of the grant of this option.

9.     Non-Transferability of Option

       This option shall not be transferable or assignable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employment Retirement Income Security Act or the rules therewith, and may be exercised during your lifetime only by you.

10.    Adjustments upon Changes in Capitalization

       If at any time after the date of grant of this option, the Company shall, by stock dividend, stock split, combination, reclassification or exchange, or through merger or consolidation, or otherwise, change its shares of Common Stock into a different number, kind or class of shares or other securities or property, then the number of shares covered by this option and the price of each such share shall be proportionately adjusted for any such change by the Board of Directors, whose determination shall be final, binding and conclusive. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised options granted hereby shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation elects to assume the options granted hereby or to issue substitute option in place thereof; provided, however, that, notwithstanding the foregoing, if the option granted hereby would otherwise be cancelled in accordance with the foregoing, you shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger or consolidation, to exercise this option in whole or in part. Any fraction of a share resulting from the foregoing adjustments shall be eliminated and the price per share of the remaining shares subject to this option adjusted accordingly.

11.    Withholding

       The Company may require that Optionee satisfy, through withholding from other compensation or otherwise, the full amount of all federal, state and local income and other taxes required to be withheld in connection with such exercise.


                                                     AID AUTO STORES, INC.


                                                         By:


AGREED TO AND ACCEPTED, as of

the ___ day of




                         EXHIBIT 5

                                                                June 20, 1996


Board of Directors
Aid Auto Stores, Inc.
275 Grand Boulevard
Westbury, NY 11590-0281

Ladies and Gentlemen:

       It is our opinion that the securities being registered with the Securities and Exchange
Commission, pursuant to the Registration Statement of Aid Auto Stores, Inc. (the "Company") on Form S-8, which are to be offered to employees, including officers, directors and consultants and advances pursuant to the Company's
1995 Stock Option Plan will, when sold, be legally issued, fully paid and non-assessable.

       We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal Opinion" in the Company's prospectus.

                                                           Sincerely,

                                                           /s/ Breslow & Walker

                                                           Breslow & Walker













                                                             Exhibit 23(a)





                              CONSENT OF INDEPENDENT CERTIFIED
                                     PUBLIC ACCOUNTANTS



We have issued our report dated March 15, 1996, accompanying the consolidated financial statements of Aid Auto Stores, Inc. appearing in the 1995 Annual Report of the Company and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1995 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".




/s/ GRANT THORNTON LLP


GRANT THORNTON LLP

New York, New York
June 24, 1996

                                                Exhibit 23(b)




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 1994 (except as to Note Q which is dated February 21, 1995) which is included in Form 10-K for Aid Auto Stores, Inc. for the year ended December 31, 1995.




/s/LAZAR,LEVINE & COMPANY LLP

LAZAR, LEVINE & COMPANY LLP

New York, New York
June 18, 1996